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                                                                     Exhibit 4.7

TO: ALL EMPLOYEES

Apache to award L1,000 worth of Apache Corporation Shares through the Apache U.K. Share Incentive Plan (SIP) to all employees who commenced employment with Apache North Sea Limited on 1 April 2003.

To launch the Apache U.K. SIP, and in recognition of the fact that employees transferring from BP on 1 April 2003 are not able to contribute to a SIP for three months, Apache North Sea Limited (the Company) has decided to award all employees who started with the Company on 1 April 2003 L1,000 worth of Introductory Shares in Apache Corporation through the SIP.

- Your Introductory Shares will be awarded to you in July 2003 with no income tax or National Insurance Contributions (NICs) to pay.

- Whilst you are employed in the Apache group, your Introductory Shares must stay in the SIP for three years.

- After three years you can sell or transfer your Introductory Shares, but you will normally have to pay income tax under PAYE and NICs if you sell or transfer them within five years of allocation to you.*

- If you leave the Apache group, your Introductory Shares will cease to be subject to the SIP and must be sold or transferred out of the SIP.

- If you leave within five years you will normally have to pay income tax under PAYE and NICs.*

- Dividends on your Introductory Shares in the SIP will be reinvested to buy Dividend Shares in the SIP just like dividends on any other shares you have in the SIP.

WHAT DO I HAVE TO DO TO RECEIVE MY INTRODUCTORY SHARES?

You must complete the enclosed Introductory Share Agreement and return it to the Trustee to be received by 30 June 2003. If your completed Introductory Share Agreement is not received by then, you cannot receive any Introductory Shares in the SIP.

HOW CAN I FIND OUT MORE?

Your Introductory Shares are awarded through the SIP, and are subject to the Rules of the SIP. This leaflet is additional to, and should be read in conjunction with, the Apache U.K. Share Incentive Plan (SIP) Employee Booklet received with this leaflet. If you have any further questions, you can contact the Trustee of the SIP on 020 8639 3347 or by email at apacheuk@capita.co.uk. Please note that the law prohibits the Trustee and your Human Resources Department from giving financial planning or investment advice.

WHAT IS THE TAX POSITION?

Your tax position for Introductory Shares is detailed overleaf.

HUMAN RESOURCES

*IF YOU LEAVE THE APACHE GROUP BECAUSE OF INJURY, DISABILITY, REDUNDANCY, RETIREMENT (AT OR BEFORE NORMAL RETIREMENT AGE AS LONG AS THIS IS OVER THE AGE OF 50), DEATH OR IF YOU ARE EMPLOYED BY A PART OF THE COMPANY WHICH IS

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SOLD OUT OF THE APACHE GROUP, THERE IS NO INCOME TAX OR NICS TO PAY WHEN YOUR
SHARES CEASE TO BE SUBJECT TO THE SIP.

YOUR TAX POSITION FOR INTRODUCTORY SHARES

INCOME TAX AND NICs

                                                                                                   AFTER
                      YEAR 1         YEAR 2         YEAR 3         YEAR 4         YEAR 5           YEAR 5
-----------------------------------------------------------------------------------------------------------
                       No sale or transfer normally possible for     Can be sold or transferred at any time
                                       employees
-----------------------------------------------------------------------------------------------------------
INTRODUCTORY SHARES     For leavers, income tax under PAYE and     Income tax under PAYE and     No income
                      NICs is payable on the value of the shares   NICs is payable on the        tax or NICs
                      when they cease to be subject to the SIP.*   lower of the initial cost     to pay
                                                                   of the Shares and the value
                                                                   of the Shares when they
                                                                   cease to be subject to the
                                                                   SIP.*
-----------------------------------------------------------------------------------------------------------

CAPITAL GAINS TAX

There is no capital gains tax to pay on the growth in value of your Introductory Shares whilst they remain in the SIP. As you can leave your Introductory Shares in the SIP for all the time you are employed by the Apache Group, there is no capital gains tax to pay on any growth in value of your Shares in the SIP over your period of employment. If you subsequently transfer the Shares into your own name they will become subject to capital gains tax in the same way as any other investment. The base cost for calculating capital gains tax going forward will be the market value of the Shares when they leave the SIP. Taper relief will run from the date the Shares leave the SIP and will apply to any subsequent increase in value.

NOTE: Shares cease to be subject to the SIP on the date you leave the Apache Group.

Tax law changes from time to time and you should confirm the position before Shares are sold or transferred.

GENERAL

YOU MUST ALWAYS REMEMBER THAT THE PRICE OF SHARES CAN GO DOWN AS WELL AS UP. THE PRICE OF SHARES CAN ALSO BE AFFECTED BY FACTORS OTHER THAN THE PERFORMANCE OF THE APACHE GROUP.

THE SIP IS ADMINISTERED IN ACCORDANCE WITH THE TRUST DEED AND RULES, A LEGALLY BINDING DOCUMENT GOVERNING THE SIP. THIS IS AN EXPLANATORY LEAFLET ONLY. IT IS ADDITIONAL TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE APACHE U.K. SHARE INCENTIVE PLAN (SIP) EMPLOYEE BOOKLET RECEIVED WITH THIS LEAFLET. IF THERE IS ANY DISCREPANCY, THE TRUST DEED AND RULES WILL TAKE PRECEDENCE. COPIES OF THE TRUST DEED AND RULES ARE AVAILABLE FOR INSPECTION, AND YOU CAN ARRANGE TO SEE THIS DOCUMENT THROUGH YOUR HUMAN RESOURCES DEPARTMENT.

THE COMPANY MAY VARY OR TERMINATE THE SIP. HOWEVER, ANY SUCH CHANGE WILL NOT AFFECT YOUR POSITION WITH REGARD TO SHARES ALREADY IN THE SIP.

*IF YOU LEAVE THE APACHE GROUP BECAUSE OF INJURY, DISABILITY, REDUNDANCY, RETIREMENT (AT OR BEFORE NORMAL RETIREMENT AGE AS LONG AS THIS IS OVER THE AGE OF 50), DEATH OR IF YOU ARE EMPLOYED BY A PART OF THE COMPANY WHICH IS SOLD OUT OF THE APACHE GROUP, THERE IS NO INCOME TAX OR NICS TO PAY WHEN YOUR SHARES CEASE TO BE SUBJECT TO THE SIP.